As filed with the Securities and Exchange Commission on November 1, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KLA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	04-2564110
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Technology Drive, Milpitas, California	95035
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 1997 Employee Stock Purchase Plan (“ESPP”)

KLA Corporation 2023 Incentive Award Plan (“IAP”)

(Full title of the plans)

Mary Beth Wilkinson

Executive Vice President, Chief Legal Officer and Corporate Secretary

KLA Corporation

One Technology Drive, Milpitas, California 95035

(Name and address of agent for service)

(408) 875-3000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Registration Statement on Form S-8 is being filed by KLA Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering (1) an additional 418,316 shares of the Registrant’s common stock, par value $0.001 per share, for issuance pursuant to the Registrant’s Amended and Restated 1997 Employee Stock Purchase Plan and (2) 10,654,712 shares of the Registrant’s common stock, par value $0.001 per share, for issuance pursuant to the Registrant’s 2023 Incentive Award Plan. In accordance with General Instruction E to Form S-8, the contents of Registration Statement No. 333-22939 filed with Commission on March 7, 1997 are incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K filed with the Commission on August 4, 2023, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)	The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 21, 2023.

(c)	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on October 27, 2023.

(d)	Our Current Reports on Form 8-K filed with the SEC on August 3, 2023 and September 6, 2023.

(e)

All other reports filed by the Registrant with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above.

(f)

The description of the Registrant’s Common Stock as set forth in the Registration Statement filed by the Registrant on Form 8-A on March 29, 1989 (File No. 000-09992) pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and any amendments or reports thereto filed with the Commission for the purpose of updating such description, including Amendment No. 1 to Form 8-A filed September 25, 1995 and Amendment No. 2 to Form 8-A filed September 24, 1996.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicate that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s restated certificate of incorporation that is in effect permits indemnification of its directors, officers, employees, and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws that are in effect provide that the Registrant will indemnify its directors and officers and permit the Registrant to indemnify its employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

The Registrant has entered into indemnification agreements with its directors and officers, whereby it has agreed to indemnify its directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee, or agent of the Registrant, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of the Registrant.

The indemnification provisions in the Registrant’s restated certificate of incorporation, amended and restated bylaws, and the indemnification agreements that it has entered into or will enter into with its directors and officers may discourage stockholders from bringing a lawsuit against its directors and officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Registrant’s directors and officers, even though an action, if successful, might benefit it and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Registrant pays the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

At present, there is no pending litigation or proceeding involving a director or officer of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.

Item 8. Exhibits.

Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	File No.	Filing Date	Filed Herewith

4.1	Restated Certificate of Incorporation	10-K	3.1	000-09992	August 16, 2019

4.2	Amended and Restated By-Laws	8-K	3.1	000-09992	November 4, 2022

5.1	Opinion of Jeffrey S. Cannon, Esq.					X

10.1	KLA Corporation 2023 Incentive Award Plan					X

23.1	Consent of independent registered public accounting firm					X

23.2	Consent of Jeffrey S. Cannon, Esq. (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1	Amended and Restated 1997 Employee Stock Purchase Plan	S-8	99.1	333-219734	August 4, 2017

107.1	Filing Fee Table					X

Item 9. Undertakings.

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

A. The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on the 1st day of November, 2023.

KLA CORPORATION

By:	/s/ Bren Higgins
Name: Bren Higgins
Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of KLA Corporation, a Delaware corporation, do hereby constitute and appoint Bren Higgins and Mary Beth Wilkinson or any one of them, the lawful attorney-in-fact and agent, each with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Wallace	President, Chief Executive Officer and Director (principal executive officer)	November 1, 2023
RICHARD WALLACE

/s/ Bren Higgins	Executive Vice President and Chief Financial Officer (principal financial officer)	November 1, 2023
BREN HIGGINS

/s/ Virendra Kirloskar	Senior Vice President and Chief Accounting Officer (principal accounting officer)	November 1, 2023
VIRENDRA KIRLOSKAR

/s/ Robert Calderoni	Chairman of the Board	November 1, 2023
ROBERT CALDERONI

/s/ Jeneanne Hanley	Director	November 1, 2023
JENEANNE HANLEY

/s/ Emiko Higashi	Director	November 1, 2023
EMIKO HIGASHI

/s/ Kevin Kennedy	Director	November 1, 2023
KEVIN KENNEDY

/s/ Michael Mcmullen	Director	November 1, 2023
MICHAEL MCMULLEN

/s/ Gary Moore	Director	November 1, 2023
GARY MOORE

/s/ Marie Myers	Director	November 1, 2023
MARIE MYERS

/s/ Victor Peng	Director	November 1, 2023
VICTOR PENG

/s/ Robert Rango	Director	November 1, 2023
ROBERT RANGO

EXHIBIT INDEX

Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	File No.	Filing Date	Filed Herewith

4.1	Restated Certificate of Incorporation	10-K	3.1	000-09992	August 16, 2019

4.2	Amended and Restated By-Laws	8-K	3.1	000-09992	November 4, 2022

5.1	Opinion of Jeffrey S. Cannon, Esq.					X

10.1	KLA Corporation 2023 Incentive Award Plan					X

23.1	Consent of independent registered public accounting firm					X

23.2	Consent of Jeffrey S. Cannon, Esq. (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

99.1	Amended and Restated 1997 Employee Stock Purchase Plan	S-8	99.1	333-219734	August 4, 2017

107.1	Filing Fee Table					X